UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

APPLIED UV, INC.

____________________________________________________________________

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

APPLIED UV, INC.
150 N. Macquesten Parkway
Mount Vernon, NY 10550
(720) 531-4152

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Applied UV, Inc.:

This Information Statement is first being mailed on or about April 22, 2024 to the holders of record of the outstanding voting stock, $0.0001 par value per share (“Common Stock”), of Applied UV, Inc., a Nevada corporation (the “Company”), as of the close of business on April 12, 2024 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting (the “Written Consent”) of the shareholder of the Company owning a majority of the voting power of the outstanding shares of stock (the “Majority Shareholder”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “we,” “us” or “our” are references to Applied UV, Inc., a Nevada corporation.

The Written Consent:

1.      approved the terms of the warrants (the “Warrants”) issued in a private placement that closed in April 2024 (the “Approval of the Warrant Terms”) in order for the application of such sections to comply with the continued listing rules of The Nasdaq Stock Market LLC (“Nasdaq”); and

2.      approved the terms of an amendment to the Series A warrants and Series B warrants (the “Series A and Series B Warrants”) issued in a public offering that closed in November 2023 (the “Approval of the Amended Series A and Series B Warrant Terms”) in order for the application of such amended section to comply with the continued listing rules of Nasdaq.

The Written Consent constitutes the consent of a majority of the voting power of the outstanding shares of stock and is sufficient under the Nevada Revised Statutes and our Bylaws to approve the actions described herein. Accordingly, the Approval of the Warrant Terms and Approval of the Amended Series A and Series B Warrant Terms are not presently being submitted to our other shareholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the action described herein will not be implemented until a date at least twenty (20) days after the date on which this Information Statement has been first mailed to the shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Exchange Act to the holders of voting and non-voting stock (“Shareholders”) to notify the Shareholders of the approval of the Approval of the Warrant Terms and the Approval of the Amended Series A and Series B Warrant Terms. Shareholders of record at the close of business on April 12, 2024 are entitled to notice of the Written Consent. Because this action has been approved by the holders of the required majority of the voting power of our outstanding shares of stock, no proxies were or are being solicited. The Approval of the Warrant Terms and the Approval of the Amended Series A and Series B Warrant Terms will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this notice. We will mail the Notice of Shareholder Action by Written Consent to the Shareholders on or about April 22, 2024.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,
/s/ Eugene E. Burleson
Chairman of the Board of Directors
April 22, 2024

INTRODUCTION

This Information Statement is being first mailed on or about April 22, 2024 to the Shareholders by the Board of Directors of the Company (“Board”) to provide material information regarding the Approval of the Warrant Terms and the Approval of the Amended Series A and Series B Warrant Terms that has been approved by the Written Consent of the Majority Shareholder.

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the shares of stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY SHAREHOLDER

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted to consent to such action in writing. The approval of the Approval of the Warrant Terms and the Approval of the Amended Series A and Series Warrant Terms requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of stock. Each holder of Common Stock is entitled to one vote per share of Common Stock held of record and each holder of Series X Super Voting Preferred Stock is entitled to 1,000 votes per share, voting together with the Common Stock, on any matter which may properly come before the shareholders.

On the Record Date, the Company had 4,285,995 shares of Common Stock issued and outstanding, with the holders thereof being entitled to cast one vote per share. On the Record Date, the Company had 10,000 shares of Series X Super Voting Preferred Stock issued and outstanding, with the holder thereof being entitled to cast one thousand votes per share. On April 12, 2024, the Majority Shareholder adopted resolutions approving the Approval of the Warrant Terms and the Approval of the Amended Series A and Series B Warrant Terms.

CONSENTING SHAREHOLDER

On April 12, 2024, the Majority Shareholder, Max Munn, the Founder, Chief Executive Officer and a director of the Company, being the record holder of 15,160 shares of Common Stock and 10,000 shares of our Series X preferred stock, which entitle the holder to 1,000 votes per share of Series X, or a total of 10,000,000 votes, adopted resolutions approving the adoption of the Approval of the Warrant Terms and the Approval of the Amended Series A and Series B Warrant Terms. The voting power held by the Majority Shareholder represented approximately 70% of the total voting power of all issued and outstanding stock of the Company as of the Record Date.

We are not seeking written consent from any other shareholder of the Company, and the other shareholders will not be given an opportunity to vote with respect to the Approval of the Warrant Terms and the Approval of the Amended Series A and Series B Warrant Terms. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising shareholders of the action taken by Written Consent and giving shareholders notice of such actions taken as required by the Exchange Act.

As the Approval of the Warrant Terms and the Approval of the Amended Series A and Series B Warrant Terms actions were taken by Written Consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our shareholders.

APPROVAL OF TERMS OF THE WARRANTS

On April 1, 2024, the Company issued a total of 518,065 Warrants to investors in a private placement in connection with an approximately $2.8 million public offering of the Company’s securities. The initial exercise price of the Warrants is $16.00 per share of Common Stock. However, the Warrants have, among other things, adjustment terms which lower the exercise price of the Warrants after the occurrence of (i) shareholder approval of, among other things, the adjustment terms set forth in the Warrants (“Shareholder Approval”) being obtained, (ii) the issuance by the Company of equity securities (with certain exceptions) at a price that is lower than the current exercise price of the Warrants, (iii) a reverse stock split of the Common Stock, or similar event, in which the lowest volume weighted average price for the Common Stock for the five trading days after the reverse stock split is lower than the exercise price of the Warrants or (iv) voluntary adjustment by the Company. Such adjustment provisions could cause the (i) (A) exercise price of the Warrants to be less than $1.56 (the Minimum Price (as defined below)) and (B) number of shares underlying the Warrants to be equal to or greater than 20% of the total outstanding shares of common stock immediately prior to the closing of the offering and (ii) the exercise price to be less than $0.78 (50% of the Minimum Price). Any adjustment to the exercise price of the Warrants pursuant to such adjustment terms below $1.56 resulting in the adjustment of the total number of Warrant shares that is equal to or greater than 20% of the total outstanding shares of common stock immediately prior to the closing of the offering will violate Listing Rule 5635(d) if shareholder approval is not obtained prior to such adjustment. In addition, any adjustment to the exercise price of the Warrants pursuant to such adjustment terms below $0.78 will violate Nasdaq’s continued listing policy, unless, prior to such adjustment, shareholder approval is obtained. The Majority Shareholder has consented to all of the terms of the Warrants, including the adjustment terms described herein, which will allow such adjustment terms of the Warrants to adjust the exercise price of the Warrants below $1.56 and $0.78.

Nasdaq defines “Minimum Price” as a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; and (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

APPROVAL OF AMENDED SERIES A AND SERIES B WARRANT TERMS

On November 16, 2023, the Company issued Series A Warrants and Series B Warrants to investors in an approximately $4 million public offering of the Company’s securities. On April 1, 2024, the Company and the holders of the Series A Warrants and Series B Warrants amended the terms of the Series A Warrants and Series B Warrants (the “Amendment”) to include, among other things, that effective immediately following receipt of Shareholder Approval, (i) the exercise price of the Series A Warrants and Series B Warrants will be reduced to the lower of the then existing exercise price of the Series A Warrants and Series B Warrants and $0.78 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the securities purchase agreement entered into between the Company and the investors in this offering, and subject to further adjustment therein), and (ii) the number of shares underlying the Series A Warrant and Series B Warrant issuable upon exercise will be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the Series A Warrant shares and the Series B Warrant shares, as applicable, then outstanding. Any adjustment to the exercise price of the Series A Warrants and Series B Warrants pursuant to such adjustment terms below $3.066 will violate Nasdaq’s continued listing policy, unless, prior to such adjustment, shareholder approval is obtained. The Majority Shareholder has consented to all of the terms of the Amendment, including the adjustment terms described herein, which will allow such adjustment terms of the Warrants to adjust the exercise price of the Warrants below $0.78.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of the common stock by (i) our directors and named executive officers; (ii) all the named executives and directors as a group and (iii) any other person or group that to our knowledge beneficially owns more than five percent of our outstanding shares of common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 12, 2024, are deemed to be outstanding and beneficially owned by the person holding the options. Shares issuable pursuant to stock options or warrants are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all shares of common stock that they will beneficially own, subject to applicable community property laws. The percentage of beneficial ownership is based on 4,285,995 shares of common stock outstanding on April 12, 2024.

	Number of Shares Beneficially Owned				Beneficial Ownership Percentages
Name and Address of Beneficial Owner(1)	Common Stock		Series X Super Voting Preferred Stock(2)		Percent of Common Stock		Percent of Series X Super Voting Preferred Stock	Percent of Voting Stock(3)
Officers and Directors
Max Munn, Chief Executive Officer, President and Director	17,435	(4)	10,000	(5)	*	%	100%	70.1%
Michael Riccio, Chief Financial Officer	1,187		—		*	%	—	*	%
Brian Stern, Director(6)	—		—		—		—	—
Eugene Burleson, Director	480		—		*	%	—	*	%
Dallas Hack, Director	320		—		*	%	—	*	%
Joseph Luhukay, Director	140		—		*	%	—	*	%
Christopher Kobucha, Director(8)	—		—		—		—	—
Officers and Directors as a Group 5%+ Shareholders(9)	19,424		10,000		*	%	100%	70.1%

____________

*        Less than 1%.

(1)      The principal address of the named officers, directors and 5% shareholders of the Company is c/o Applied UV, Inc. 150 N. Macquesten Parkway Mount Vernon, New York 10550.

(2)      Entitles the holder to 1,000 votes per share and votes with the common as a single class.

(3)      Represents total ownership percentage with respect to all shares of common stock and Series X Super Voting Preferred Stock, as a single class.

(4)      Includes (i) 15,000 shares which are held in the name of The Munn Family 2020 Irrevocable Trust, for which the spouse of Max Munn is the trustee; (ii) 160 shares owned by Mr. Munn directly; (iii) 640 shares underlying a warrant issued to Mr. Munn, which is exercisable at $625.00 per share; (iv) 8 vested shares underlying an option granted to Mr. Munn as director compensation, which are exercisable at $625.00 per share; (v) 827 vested shares underlying an option granted to Mr. Munn pursuant to his employment agreement, which are exercisable at $975.00 per share; (vi) 300 vested shares underlying an option granted to Mr. Munn on December 31, 2022, which are exercisable at $250 per share; and (vii) 500 vested shares underlying an option granted to Mr. Munn on January 9, 2023, which are exercisable at $250 per share.

(5)      Held by The Munn Family 2020 Irrevocable Trust.

(6)      Mr. Stern was appointed to the board of directors on February 1, 2023.

(8)      Mr. Kobucha was appointed to the board of directors on February 14, 2024.

(9)      No shareholders hold more than 5% of the common stock of the Company.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been our officer or director, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon. None of our directors opposed the actions to be taken by the Company.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 150  N. Macquesten Parkway, Mount Vernon, NY 10550.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the shareholders of the Company only for information purposes in connection with the Majority Shareholder’s approval of the Reverse Stock Split, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the SEC. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the web site is www.sec.gov.

By Order of the Board of Directors,
/s/ Eugene E. Burleson
Chairman of the Board of Directors
April 22, 2024

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